Back to Form 8-K

Exhibit 99.1

MEDIA CONTACT:  John Aberg, 813-865-5045
                                                                                     john.aberg@wellcare.com

INVESTOR CONTACT: Gregg Haddad, 813-865-1284
gregg.haddad@wellcare.com

WellCare Joins Industry in Compliance Pledge
to Protect Medicare Beneficiaries

WellCare will adopt industry best practices and implement
 2008 CMS marketing requirements ahead of schedule

TAMPA, FL (June 15, 2007)– WellCare Health Plans, Inc. (NYSE:WCG) today announced that it has joined six other leading Medicare Advantage health plans in pledging to strengthen consumer protections for Medicare beneficiaries.  This pledge includes the accelerated implementation of the recently-released 2008 CMS marketing guidance, as well as the development of best practices for compliance oversight of independent sales agents.  To allow time for these activities, the pledge includes a temporary suspension of marketing of WellCare’s private fee-for-service (PFFS) plans.

“We are committed to delivering high-quality products and services to our Medicare beneficiaries,” said Todd S. Farha, chairman and chief executive officer. “We are accelerating our compliance with the 2008 CMS marketing guidance ahead of schedule.  This action demonstrates our commitment to best-in-class compliance practices to protect seniors.”

WellCare is working with the Centers for Medicare & Medicaid Services (CMS), America’s Health Insurance Plans (AHIP), the National Association of Insurance Commissioners (NAIC) and other leading Medicare Advantage health plans to develop consistent compliance and oversight standards for independent sales agents.

WellCare has previously announced enhancements to its compliance program for its PFFS products, including an inbound telephone enrollment and verification process and a “secret shopper” program using an independent organization to anonymously monitor field marketing activity. These enhancements are in addition to extensive compliance efforts already in place for independent sales agents, including:

•	Confirmation of agents’ state licensure

•	Extensive criminal background screening

•	Mandatory training and testing on product benefits and marketing guidelines

•	Mandatory contract terms, incorporating a sales agent code of conduct

•	On-site monitoring of agents by field sales management

•	Post-enrollment outreach calls to 100% of new members

•	Mandatory re-training and re-testing to refresh knowledge of plan terms and marketing guidelines

•	Rapid resolution of any identified compliance issues

•	Zero tolerance for verified infractions

“We have zero tolerance for deviations from CMS standards or WellCare’s code of conduct,” said Thaddeus Bereday, WellCare’s chief compliance officer.  “We welcome the opportunity to enhance our existing compliance procedures by implementing the 2008 CMS marketing guidance.”

The temporary suspension of new PFFS sales activity will have no effect on existing members in WellCare’s Medicare Advantage plans.  In addition, the temporary suspension of marketing does not affect WellCare networked Medicare Advantage plans.   Members can continue to access providers and benefits as outlined in their plans.  Providers and members can call WellCare’s toll-free customer service phone number (1-866-238-9898; TTD/TTY 1-866-239-6265) to have their questions answered.

The Company’s voluntary suspension of marketing of its PFFS products will not affect its previously issued second quarter or full-year 2007 revenues or earnings per share guidance.  As of March 31, 2007, WellCare reported over 32,000 members in its PFFS plans.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare offers a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving more than 2.27 million members nationwide. For more information about WellCare, please visit the Company's website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including, but not limited to, statements related to WellCare’s expected 2007 financial results, are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2007 which contains discussions of the Company’s business and the various factors that may affect it.
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